UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2000


Commission File Number 000-27852

PLATINUM ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

			    Delaware			36-3802328
             (State or other jurisdiction of         (I.R.S. Employer
              incorporation or organization)          Identification No.)

2001 Butterfield Road
Downers Grove, Illinois 60515
(Address of principal executive offices, including zip code)

(630) 769-0033
(Registrant's telephone number, including area code)





Item 5.	Other Events.

Platinum Entertainment, Inc. ("Company") has no further access to working capital financing from its current lender First Source Financial, Inc.
("Senior Lender") and, after exploration, has no other available alternatives to obtain working capital financing. Consequently, on June 30, 2000, the Board of Directors of the Company voted to authorize management of the Company to finalize arrangements with the Senior Lender to transfer the Company's assets to the Senior Lender for the purpose of maximizing the value of the assets.
The Company believes that proceeds of sale of the Company's assets will be
insufficient to realize value beyond the claims of the Senior Lender.   Steve
Devick resigned as the Company's Chief Executive Officer and Chairman of the Board of Directors, effective June 30, 2000, and all the remaining members of the Board of Directors have resigned. The Company has also been notified by NASDAQ that its shares will be delisted from trading on the NASD National Market on or about July 11, 2000.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Platinum Entertainment,Inc. has duly caused this Current Report to be signed on its behalf by the undersigned, hereunto duly authorized, on this 10th day of July, 2000.

	PLATINUM ENTERTAINMENT, INC.




         By:/s/ THOMAS R. LEAVENS
                Thomas R. Leavens
         General Counsel and Senior Executive Vice President